Exhibit 99.2

Schedule of 2007 Equity Awards
to Executive Officers of
U-Store-It Trust

		Time-Vested	Performance-Vested
Name	Stock Options	Restricted Shares	Restricted Shares

Dean Jernigan	303,265	17,245	20,790
Christopher P. Marr	126,158	7,174	8,649
Kathleen A. Weigand	90,979	5,174	6,237
Stephen R. Nichols	90,979	5,174	6,237
Timothy M. Martin	60,046	3,415	4,116